UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 24, 2015

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

175 Jackson Avenue North, Suite 102, Minneapolis, Minnesota	55343-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 24, 2015, the United States District Court for the Central District of California entered an order granting the motion of Appliance Recycling Centers of America, Inc. (the “Company”) to dismiss the lawsuit commenced against the Company and certain current and former officers of the Company on March 6, 2015, by Jason Feola, individually and as a putative representative of a class consisting of purchasers of the Company’s common stock between March 15, 2012 and February 11, 2015.

The Court’s order provides that the dismissal is without prejudice and that the plaintiffs may file an amended complaint within 21 days of the issuance of the order.

The press release issued by the Company announcing the dismissal of the lawsuit is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release issued by the Company dated November 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2015	Appliance Recycling Centers of America, Inc.

By:	/s/ Edward (Jack) R. Cameron
Edward (Jack) R. Cameron Chief Executive Officer

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